UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code: (919) 767- 3250
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 8.01 Other Events.
          The Board of Directors has determined to restructure its Governance and Nominating Committee into two separate Committees, a Governance Committee and a Nominating Committee, effective November 19, 2009. The membership of the two Committees will be determined at the Board’s regular meeting on that date. However, the Board has determined that Director Charles D. Kissner, currently a member of the Governance and Nominating Committee, will be a member of the separate Governance Committee and not a member of the separate Nominating Committee.
          The Governance Committee will develop and implement policies and practices related to corporate governance, review and monitor implementation of our policies and procedures, assist in developing criteria for open positions on the Board of Directors, and make recommendations to the Board of Directors with respect to committee assignments.
          The Nominating Committee assists the Board in selecting nominees for election to the Board as directors and recommends directors candidates to the Board. The Nominating Committee will be composed of independent members.
          The information in this report is being furnished pursuant to Item 8.01 “Other Events”, not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Meena Elliott
	Name:	Meena Elliott
	Title:	Vice President, General Counsel and Secretary

Date: November 10, 2009